Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference and use in this Registration Statement on Form S-8 of American Integrity Insurance Group, Inc. of our report dated March 25, 2025, with respect to the consolidated financial statements of American Integrity Insurance Group, LLC and our report dated February 7, 2025, with respect to the financial statement of American Integrity Insurance Group, Inc.

/s/ Forvis Mazars, LLP

Tampa, Florida

May 22, 2025